THORNBURG INVESTMENT MANAGEMENT
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS



POLICY OBJECTIVES

Honesty and integrity are hallmarks of Thornburg Investment Management, Inc. (the "Firm"). The Firm has a fiduciary obligation to its Investment Clients, and the Firm seeks the highest standards of ethics and conduct in all of its business relationships.

This Policy has been adopted by the Firm with the objectives of promoting honesty and integrity, preventing wrongdoing, and preventing any Supervised Person, in connection with the direct or indirect purchase or sale by the person of Securities held or proposed to be purchased by any Investment Company Client, from: (1) employing any device, scheme or artifice to defraud any Investment Company Client; (2) making any untrue statement of material fact to any Investment Company Client or omitting to state a material fact necessary in order to make the statements made to any Investment Company Client, in light of the circumstances under which they are made, not misleading; (3) engaging in any act, practice or course of business that operated or would act as a fraud or deceit on any Investment Company Client; or (4) to engaging in any manipulative practice with respect to any Investment Company Client.

This Policy is intended to constitute (i) provisions requiring certain persons to report, and the Firm to review, personal securities transactions and holdings, as described in paragraph (3) of Rule 204A-1 under the Investment Advisers Act of 1940, and (ii) a policy on personal investment activities of certain personnel of the Firm as required by Rule 17j-1 under the Investment Company Act of 1940.

This policy together with the separately adopted Code of Business Conduct and Ethics, is intended to comprise the Investment Adviser's code of ethics described in Rule 204A-1 under the Investment Advisers Act of 1940

Please see the Glossary of Terms for definitions of terms used in this Policy.

PRIOR AUTHORIZATION FOR ALL SECURITIES TRANSACTIONS

For all personal Securities transactions the Firm requires its Access Persons to obtain prior authorization, utilizing the REQUEST FOR PRIOR CLEARANCE OF SECURITY TRANSACTIONS form. The Access Person will obtain prior authorization from the Chief Compliance Officer or other compliance officer designated by the Chief Compliance Officer. If the Chief Compliance Officer is seeking prior authorization for a trade the officer will obtain prior authorization from the President of the Firm.

As an internal policy the Firm requires all Access Persons to obtain prior authorization for sales of investment company shares. In addition, documentation proving that the shares have been held for more than 30 days must be attached to the REQUEST FOR PRIOR CLEARANCE OF SECURITY TRANSACTIONS form. If the shares

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have not been held for 30 days or more the  procedures  in the  "Prohibition  of
Certain Transactions" section below must be followed.

The  Firm  exempts  the   following   transactions   from  prior   authorization
requirements.

    o Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

    o    Purchases or sales through an Automatic Investment Plan.

    o Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired.

    o    Purchases or sales of shares issued by unit investment trusts.

    o Purchases or sales which are non-volitional on the part of the Access Person.

    o Purchases or sales of shares issued by exchange traded funds that are based on any broad- based securities index.

PROHIBITION OF CERTAIN TRANSACTIONS

The Firm prohibits the following transactions:

    o The purchase or sale by Access Persons of any Securities, including specifically (but not limited to) Securities distributed in an Initial Public Offering (IPO) or in a Limited Offering, unless prior authorization has been granted.

    o The purchase or sale by Access Persons of Securities on the Restricted List, unless the Chief Compliance Officer issues a written waiver because (1) either the Blue Chip Exemption applies, (2) the Blackout Exemption applies, or (3) the transaction would be very unlikely to affect a highly institutional market or because it is clearly not related economically to Securities purchased, sold or held by Investment Clients.

    o The redemption of any investment company shares within 30 days of purchase. This prohibition can be waived only in exceptional circumstances upon written request to the Chief Compliance Officer, and issuance of a written waiver.

RESTRICTED LIST

The Firm maintains a Restricted List of Securities. The Chief Compliance Officer or designee shall maintain the Restricted List. The list is available on the Firm's intranet site: www.gothornburg.com. A Security will be placed on this list when:

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    1.   The Firm possesses  material  nonpublic  information about or affecting the Security or its issuer.

    2. The Security is currently held or is to be acquired by an Investment Client, is being considered for purchase or sale by an Investment
         Client, or is being purchased or sold by an Investment Client. A Security "held" or "to be acquired" means any Security which, within the most recent 15 days, (1) is or has been held by an Investment Client, or (2) is being or has been considered for purchase or sale by an Investment Client. A Security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been communicated by the Firm to the Investment Client or when an Access Person of the Firm seriously considers making the recommendation to the Client or a purchase or sale on the Client's behalf.

REPORTING OF PERSONAL SECURITIES OWNERSHIP

Statement of Outside Brokerage Activity
---------------------------------------

Each newly hired or newly designated Supervised Person must file a STATEMENT OF OUTSIDE BROKERAGE ACTIVITY with the Chief Compliance Officer within 10 days of being hired or designated a Supervised Person. On this statement the Supervised Person must disclose each brokerage account in which they have any Beneficial Ownership. It also must include the brokerage account(s) for any Family Member. It is the responsibility of each Supervised Person to notify each broker, dealer or bank through which the Supervised Person or a Family Member maintains an account so that the broker complies with the Firm's requests for duplicate confirmations and statements in accordance with this Policy. If new outside brokerage accounts are opened at any time after the filing of the STATEMENT OF OUTSIDE BROKERAGE ACTIVITY it is the responsibility of the Supervised Person to notify the Compliance Department in writing.

Holdings Reports
----------------

    o Newly hired or newly designated Access Persons are required to file an INITIAL HOLDINGS REPORT within 10 days of being hired or designated as an Access Person. The Report must be current as of a date not more than 45 days before the individual becomes an Access Person.

    o Access Persons are also required to file an ANNUAL HOLDINGS REPORT for the previous twelve months ending December 31st within 30 days of the end of the calendar year.

For each Security in which the Access Person has any direct or indirect Beneficial Ownership, including all shares of investment companies held by the Access Person including but not limited to shares within their Thornburg 401K and Thornburg Funds, the INITIAL HOLDINGS REPORT and the ANNUAL HOLDINGS REPORT must include the following information:

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

    o The title and type of each Security, and as applicable the exchange ticker symbol or CUSIP number, and quantity;

    o The name of each broker, dealer or bank maintaining a brokerage account and the account number assigned to it;

    o    The date the Access Person files the report;

    o Reports must also include the information described above for the Access Person's Family Members.

  You may submit copies of brokerage account statements if they contain the necessary information.

Quarterly Transactions Reports
------------------------------

    o Each Supervised Person must file with the Chief Compliance Officer a QUARTERLY TRANSACTION REPORT within 30 days of the end of each calendar quarter.

For each Security in which the Supervised Person has any direct or indirect Beneficial Ownership, including all shares of investment companies held by the Supervised Person including but not limited to shares within their Thornburg 401K and Thornburg Funds, the QUARTERLY TRANSACTION REPORT must include the following information:

    o the date of each transaction, the number of shares, the title of the Security;

    o The nature of the transaction that is, a purchase, sale or other type of acquisition or disposition of the Security;

    o    The price at which the transaction was effected;

    o The name of each broker, dealer or bank maintaining a brokerage account in which the Access Person had any Beneficial Ownership or effected any transaction during the period;

    o    The date the Supervised Person files the report;

    o Reports also must also include the information described above for the Supervised Person's Family Members;

    o Transactions through Automatic Investment Plans may be omitted from the Quarterly Transaction Report.

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

         You may submit copies of brokerage account statements if they contain the necessary information. If the compliance department already receives duplicate confirmations and statements there is no need to attach it, however, you must ensure that all transactions placed within the designated period appear on those duplicate confirmations and statements.


REPORTING EXEMPTIONS

The Firm exempts the following transactions from the reporting requirements.


    o Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.


ADMINISTRATION AND ENFORCEMENT OF THE POLICY

The Chief Compliance Officer will designate a compliance officer of the Firm to serve as the filing and review officer. The officer will be responsible for:

    o    Maintaining current and previous lists of all Supervised Persons.

    o Maintain a record of the filing and review officers in such a manner that the individuals serving as filing and review officer can be identified for any period of time.

    o Providing Supervised Persons with the forms necessary for filing required reports.

    o Maintain Holdings and Transactions Reports and Statements of Outside Brokerage Activity filed, including all backup documentation.

    o Maintain a schedule of report filing dates. This schedule will reflect any case in which a Supervised Person has not timely filed a report and the date any reminders were sent out. If a report is not filed within the required time the filing and review officer will advise the Chief Compliance Officer.

    o    Maintaining copies the current and previous Restricted Lists.

    o    Maintain Request for Prior Clearance for Securities Transactions forms.

    o Maintain records of waivers, including backup documentation of any waivers issued.

    o Review and monitor the personal Securities transactions and trading patterns of Supervised Persons. The Chief Compliance Officer will review the personal Securities transactions of the filing and review officer.

    o    Report to the Chief Compliance Officer any violations.

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

    o The filing and review officer will request duplicate confirmations of all personal Securities transactions and periodic statements for all Securities accounts from brokers, dealers and banks maintaining accounts for Supervised Persons and their Family Members.

    o Maintain records of requests for duplicate brokerage confirmations and account statements, and files of duplicate brokerage confirmation and account statements.

See "Books and Records," below for the periods of time records are to be retained.

Certification
-------------

Each newly hired Supervised Person of the Firm will be provided a copy of this Policy. Each such individual must certify in writing within 30 days that they have received a copy of this Policy, read and understand all provisions of this Policy, and agree to comply with the applicable terms of this Policy. The Firm will provide its Supervised Persons with any amendments to the Policy and will require all such individuals to certify in writing that that have received, read and understand the amendments. Each year the Chief Compliance Officer will conduct an annual meeting with Supervised Persons to review the Policy. The Firm also requires that its Supervised Persons annually certify that they have read, understood and complied with the Policy, that they have made all of the reports required by the Policy and have not engaged in any prohibited conduct.

Reporting Violations and Other Matters
--------------------------------------

The Chief Compliance Officer shall periodically report to the President any waivers granted with respect to the prohibition of redemptions of Investment Company Client shares within 30 days of purchase. The Chief Compliance Officer also shall periodically report to the Trustees of Thornburg Investment Trust any such waivers with respect to redemptions of the Trust's shares.

The Chief Compliance Officer shall report to the Trustees of Thornburg Investment Trust at least annually. The report shall (i) describe any issues arising under this Policy since the last report, including but not limited to, any material violations of this Policy and any sanctions imposed, and (ii) certify that the Firm has procedures reasonably necessary to prevent Supervised Persons from violating this Policy.

All Supervised Persons are required to promptly report any actual, apparent or suspected violations of the Policy to the Chief Compliance Officer. If the Chief Compliance Officer or another compliance officer is not available the individual should report the violation to their immediate supervisor who is then responsible for reporting it to the Chief Compliance Officer. All reports will be treated confidentially to the extent permitted by law and investigated promptly.

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

Sanctions
---------

Upon discovering a violation of this Policy, the Firm may impose such sanctions as it deems appropriate, including, but not limited to, a letter of censure, suspension or termination of the violator's employment.

COORDINATION WITH THORNBURG INVESTMENT TRUST POLICY
ON PERSONAL SECURITIES TRANSACTIONS

Thornburg Investment Trust has adopted a Policy on Personal Securities Transactions in accordance with Rule 17j-1 under the Investment Company Act of 1940 ("Trust Policy"). It is the intention and policy of the Firm to coordinate its administration of this Policy with the Trust Policy. Any report filed by a Supervised Person under the Trust Policy, and any waiver obtained by a Supervised Person under the Trust Policy, shall be considered a report or waiver under this Policy.

Similarly, TSC has adopted a Policy on Personal Securities Transactions in accordance with Rule 17j-1 under the Investment Company Act of 1940 ("TSC Policy"). It is the intention and policy of the Firm to coordinate its administration of this Policy with the TSC Policy. Any report filed by a Supervised Person under the TSC Policy, and any waiver obtained by an Supervised Person under the TSC Policy, shall be considered a report or waiver under this Policy.


BOOKS AND RECORDS

In its books and records the Compliance Department will retain:

    o A copy of each version of this Policy that has been in effect at any time.

    o A record of any violations of this Policy and any action taken as a result of the violation.

    o Maintain Holdings and Transaction Reports and Statements of Outside Brokerage Activity, including backup documentation.

    o Maintain copies of duplicate brokerage confirmations and account statements.

    o Maintain Request for prior Clearance for Securities Transaction forms, and any backup documentation, and waivers granted.

    o    Maintain copies of Restricted Lists.

    o    Maintain lists of Supervised Persons.

    o    Maintain schedule of report filing dates, reminders, sanctions imposed.

    o Maintain copies of reports to the Chief Compliance Officer, to the Trust, and to Investment Company Clients.

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

    o    A record of persons designated as filing and review officers.

    o Maintain sign in sheet and material distributed to Supervised Persons at the annual review meetings.

    o    Retain signed certification forms.

For the first two years these items will be stored in a designated area at the Firm's principal place of business; after the two year period they may be moved and stored offsite, where the records will be retained as required by law or applicable regulations.


GLOSSARY OF TERMS

"Access Person" means for purpose of this Policy:

    o    Any director, managing director or officer of the Firm.

    o Employees of the Firm who have access to or obtain nonpublic information regarding any Investment Client's purchase or sale of Securities or nonpublic information regarding the portfolio holdings of any Investment Company Client, or who make, participate in, or are involved in (or whose functions relate to the making of) recommendations with respect to any Investment Client's purchase or sale of Securities.

    o Directors, officers, general partners or employees of any company in a Control relationship with the Firm who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of Securities by any Investment Company Client, or whose functions relate to the making of any recommendations with respect to those purchases or sales.

    o Any natural person who is in a Control relationship with the Firm and who obtains information concerning recommendations made to any Investment Company Client with regard to the purchase or sale of Securities by the Investment Company Client.

"Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

"Beneficial Ownership" shall be interpreted in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

"Blue Chip Exemption": Transactions by an Access Person involving Securities on the Restricted List are prohibited unless the following conditions are met:

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

   (1) the Firm (for all of its Investment Clients) does not have a total transaction volume greater than 1% of the Security's 15 day average trading volume; and
   (2)  the issuer has a market capitalization greater than $2 billion; and
   (3) the proposed transaction involves less that $50,000 of the issuer's Securities; and
   (4) the individual proposing the transaction verifies to the Chief Compliance Officer that conditions (1) and (2) have been met.

For purposes of this definition, "total transaction volume" means the total volume of shares purchased or sold by Investment Clients over the preceding seven days and all currently known transactions involving Investment Clients over the ensuring seven days.

"Blackout Exemption": If approval for the proposed transaction is not granted because it does not meet the conditions of the Clue Chip exemption, approval may still be granted if:

   (1) there has not been a transaction in the opposite direction of the proposed transaction by the Firm for an Investment Client within the previous 7 days; and
   (2)  there are no pending trades for the Security; and
   (3) the Firm does not expect the Security to be purchased or sold for an Investment Client within the next 7 days in the same direction as the proposed transaction.

"Chief Compliance Officer" means the Firm's chief compliance officer.

"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. SEE SECTION 2(a)(9) UNDER THE INVESTMENT COMPANY ACT OF 1940.

"Family Member" means any individual who is a member of an Supervised Person's immediate family or other person, who lives in the Supervised Person's household.

"Fund" means any series of Thornburg Investment Trust.

"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"Investment Client" means (1) any Investment Company or series thereof or any component of such series for which the Firm is an investment adviser or investment subadviser; or (2) any private accounts owned by any person for which the Firm is an investment adviser or investment sub-adviser.

"Investment Company" means a company registered as such under the Investment Company Act of 1940.

"Investment Company Client" means an Investment Company (or any series or portion thereof) as to which the Firm is an investment adviser or investment subadviser.

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

"Limited Offering" means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505 or Rule 506 adopted thereunder.

"President" means the president of the Firm, or in his absence any vice president who is a managing director of the Firm.

"Purchase or Sale of a Security" includes the writing of an option to purchase or sell a Security.

"Registered   Persons"   means   individuals   registered   with   the  NASD  as
representatives.

"Security" or "Securities" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, and shares in "money market" mutual funds.

"Supervised Person" includes Access Persons and Registered Persons and any director, managing director, officer (or other person occupying a similar status or performing functions similar to any of those persons) and employee, and any other person who provides advice on behalf of the Firm and who is subject to the Firm's supervision and control.

"Trust" means Thornburg Investment Trust.

"TSC" means Thornburg Securities Corporation.





HISTORY: INITIAL POLICY ADOPTED FEBRUARY 1, 2005. REVISED ON MARCH 21, 2005.

                        THORNBURG INVESTMENT MANAGEMENT
                      CODE OF BUSINESS CONDUCT AND ETHICS


POLICY OBJECTIVES

Honesty and integrity are hallmarks of Thornburg Investment Management, Inc. (the "Firm"). The Firm has a fiduciary obligation to its Investment Clients, and the Firm seeks the highest standards of ethics and conduct in all of its business relationships.

This Code has been adopted by the Firm pursuant to paragraphs (a)(1), (2), (4) and (5) of Rule 204A-1 under the Investment Advisers Act of 1940 with the objectives of deterring wrongdoing and (1) providing standards of honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) promoting full, fair, accurate, timely and understandable disclosure in reports and documents which the Firm files with the Securities and Exchange Commission and in other public communications made by the Firm, (3) promoting compliance with applicable governmental laws, rules and regulations, (4) facilitating prompt internal reporting of violations of this Code, and (5) providing accountability for adherence to this Code.

This code and the separately adopted Policy on Personal Securities Transactions in accordance with paragraphs (a)(3) and (b) of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 is intended to be the Investment Adviser's code of ethics described in paragraph
(a)(1),  (2),  (4) and (5) of Rule 204A-1 under the  Investment  Advisers Act of
1940.

     All records and reports created or maintained pursuant to this Code are intended solely for the internal use of the Firm, are confidential, and in no event constitute an admission by any person as to any fact, circumstance or legal conclusion.

     This Code is intended to coordinate with the Thornburg Investment Trust Code of Business Conduct and Ethics (September 10, 2003). Where appropriate or necessary, specific sections of this Code include a coordinating provision referencing the appropriate section of the Thornburg Investment Trust Code of Business Conduct and Ethics.

Please see the Glossary of Terms for definitions of terms used in this Code.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

The Firm expects its Supervised Persons to comply with all laws, rules and regulations applicable to its operation and business. Supervised Persons should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action. The Firm holds information and training sessions to promote compliance with laws, rules and regulations, including insider trading laws. Please consult the various guidelines and policies which the Firm has prepared in accordance with specific laws and regulations. A GOOD GUIDELINE, IF IN DOUBT ON A COURSE OF ACTION, IS

"ALWAYS ASK FIRST, ACT LATER - IF YOU ARE UNSURE OF WHAT TO DO IN ANY SITUATION, SEEK GUIDANCE BEFORE YOU ACT."

As a registered investment adviser, the Firm is subject to regulation by the Securities and Exchange Commission, and compliance with federal, state and local laws. The Firm insists on strict compliance with the spirit and the letter of these laws and regulations.

CONFLICTS OF INTEREST

Each Supervised Person should be scrupulous in avoiding any conflict of interest with regard to the Firm's interest. A "conflict of interest" occurs when an individual's private interest interferes with the interests of the Firm or its Investment Clients. A conflict situation can arise when a Supervised Person pursues interests that prevent the individual from performing his duties for the Firm or an Investment Client objectively and effectively. Conflicts of interest also arise when a Supervised Person or member of the individual's family receives undisclosed, improper benefits as a result of the individual's positions with the Firm. ANY CONFLICT OF INTEREST THAT ARISES IN A SPECIFIC SITUATION OR TRANSACTION MUST BE DISCLOSED BY THE INDIVIDUAL AND RESOLVED BEFORE TAKING ANY ACTION.

Matters involving a conflict of interest are prohibited as a matter of policy, except when approved by the Firm's president or Chief Compliance Officer. Conflicts of interest may not always be evident, and individuals should consult with higher levels of management or legal counsel if they are uncertain about any situation. In no event, however, shall investment in any security made in accordance with the Firm's Policy on Personal Securities Transactions (or comparable policy or code then in effect) be considered a conflict of interest with the Firm.

COMMENT: THIS SECTION RELATING TO CONFLICTS OF INTEREST IS SUBSTANTIALLY SIMILAR TO THE COMPARABLE SECTION IN THE THORNBURG INVESTMENT TRUST CODE OF BUSINESS CONDUCT AND ETHICS, BUT SUPERVISED PERSONS SHOULD RECOGNIZE THAT (I) THE TRUST'S CODE OF BUSINESS CONDUCT AND ETHICS GOVERNS CONFLICTS WITH INTEREST OF THE TRUST, RATHER THAN THE FIRM AND ITS CLIENTS, AND (II) THE PROCEDURES FOR REPORTING AND RESOLVING CONFLICT UNDER THE TRUST'S CODE OF BUSINESS CONDUCT AND ETHICS IS DIFFERENT FROM THE PROCEDURE UNDER THIS CODE. IF AN INTEREST OF THE SUPERVISED PERSON APPEARS TO CONFLICT WITH AN INTEREST OF THE TRUST AND THE
FIRM), THE SUPERVISED PERSON SHOULD MAKE A DISCLOSURE AND SEEK ANY APPROVAL UNDER THE TRUST'S CODE OF BUSINESS CONDUCT AND ETHICS.

CORPORATE OPPORTUNITIES

Supervised Persons shall not take for themselves personally opportunities that are discovered through the use of their position with the Firm, except with the approval of the Firm's President or Chief Compliance Officer. Supervised Persons of the Firm owe a duty to the Firm to advance its legitimate interests when the opportunity to do so arises. In no event, however, shall investment in any security made in accordance with the Firm's Policy on Personal Securities
Transactions (or comparable policy or code then in effect) be considered a business opportunity of the Firm.

COMMENT: THIS SECTION RELATING TO CORPORATE OPPORTUNITIES IS SUBSTANTIALLY THE SAME AS THE COMPARABLE SECTION ON THE THORNBURG INVESTMENT TRUST CODE OF BUSINESS CONDUCT AND ETHICS, BUT SUPERVISED PERSONS SHOULD RECOGNIZE THAT (I) THE TRUST'S CODE OF BUSINESS CONDUCT AND ETHICS GOVERNS OPPORTUNITIES OF THE TRUST, RATHER THAN THE FIRM, AND (II) THE PROCEDURES FOR REPORTING AND OBTAINING AN APPROVAL UNDER THE TRUST'S CODE OF BUSINESS CONDUCT AND ETHICS IS DIFFERENT FROM THE PROCEDURE UNDER THIS CODE. IF AN OPPORTUNITY APPEARS TO RELATE BOTH TO THE BUSINESS OF THE TRUST AND THE FIRM, THE SUPERVISED PERSON SHOULD MAKE DISCLOSURE AND SEEK ANY APPROVAL UNDER THE TRUST'S CODE OF BUSINESS CONDUCT AND ETHICS.

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

CONFIDENTIALITY

Supervised Persons shall exercise care in maintaining the confidentiality of any confidential information respecting the Firm or its Investment Clients, except when disclosure is authorized or legally mandated. Supervised Persons should consult with the Firm's Chief Compliance Officer or legal counsel if they believe that have a legal obligation to disclose confidential information. Confidential information includes nonpublic information of the Firm that may be helpful to competitors, or otherwise harmful to the Firm, or its Investment Clients. Confidential information also includes information respecting the portfolio holdings of Investment Clients (including particularly Investment Company Clients). The obligation to preserve confidentiality of this information continues after association with the Firm ends.

COMMENT: ATTENTION IS DIRECTED TO THE INTERNAL CONFIDENTIALITY AND PRIVACY PROTECTIONS POLICY, WHICH APPEARS IN THE FIRM'S MANUAL OF POLICIES AND PROCEDURES, AND WHICH WAS ADOPTED BY THE FIRM TO PROTECT THE NONPUBLIC PERSONAL INFORMATION OF THE INVESTMENT CLIENTS OF THE FIRM AND THE SHAREHOLDERS OF THORNBURG INVESTMENT TRUST. THIS SECTION RESPECTING CONFIDENTIALITY IS SUBSTANTIALLY THE SAME AS THE COMPARABLE SECTION IN THE THORNBURG INVESTMENT TRUST CODE OF BUSINESS CONDUCT AND ETHICS, EXCEPT THAT A SPECIFIC REFERENCE IS MADE TO INFORMATION RESPECTING PORTFOLIO HOLDINGS OF INVESTMENT CLIENTS.

FAIR DEALING

Supervised Persons should endeavor to deal fairly with Investment Clients, service providers and competitors, and shall not seek unfair advantage through improper concealment, abuse of improperly acquired confidential information, misrepresentation of material facts when the other party is known by the Supervised Persons to rely justifiably on the individual to disclose those facts truthfully, or improper and unfair dealing.

BUSINESS GIFTS AND ENTERTAINMENT

The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage. No gift or entertainment should ever be offered, given, provided or accepted by any Supervised Person in connection with the Firm's business unless it (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe, payoff or kickback and
(5) does not violate any laws or regulations.

PROTECTION AND PROPER USE OF FIRM ASSETS

All Supervised Persons should endeavor to protect the assets of the Firm and its Investment Clients, and pursue their efficient investment in accordance with the Firm's business purposes. Any suspected incident of fraud or theft should be immediately reported for investigation as hereinafter described under the caption "Administration and Enforcement of the Code."

The obligation of Supervised Persons to protect the assets of the Firm includes its proprietary information. Proprietary information includes intellectual property such as trademarks and copyrights, as well as business, marketing and service plans, databases, records, salary information, unpublished financial data and reports. Unauthorized use or distribution of this information violates this Code.

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

INSIDER TRADING

All Supervised Persons should pay particular attention to potential violations of insider trading laws. Insider trading in both unethical and illegal and will be dealt with decisively if it occurs. ASSOCIATED PERSONS ARE EXPECTED TO FAMILIARIZE THEMSELVES WITH THE POLICY STATEMENT ON INSIDER TRADING, ADOPTED BY THE FIRM. If they have questions about these guidelines, they should consult with the Firm's president, the Chief Compliance Officer, or the Firm's legal counsel.

COMMENT: ATTENTION IS DIRECTED TO THE FIRM'S POLICY STATEMENT ON INSIDER TRADING, WHICH APPEARS IN THE FIRM'S MANUAL OF POLICIES AND PROCEDURES.

ADMINISTRATION AND ENFORCEMENT OF THE CODE

Certification
-------------

Each newly hired Supervised Person of the Firm will be provided a copy of the Code. Each such individual must certify in writing within 30 days that they have received a copy of the Code, read and understand all provisions of the Code, and agree to comply with the applicable terms of the Code. The Firm will provide its Supervised Persons with any amendments to the Code and will require all such individuals to certify in writing that that have received, read and understand the amendments. Each year the Chief Compliance Officer will conduct an annual meeting with Supervised Persons to review the Code. Supervised Persons will annually certify that they have read, understood and complied with the Code, that they have made all of the reports required by the Code and have not engaged in any prohibited conduct.

Reporting Violations
--------------------

All Supervised Persons are required to promptly report any actual, apparent or suspected violations of the Code to the Chief Compliance Officer. If the Chief Compliance Officer or another compliance officer is not available the individual should report the violation to their immediate supervisor who is then responsible for reporting it to the Chief Compliance Officer. All reports will be treated confidentially to the extent permitted by law and investigated promptly.


GLOSSARY

"Chief Compliance Officer" means, for purposes of this Code, the Firm's chief compliance officer.

"Fund" means any series of Thornburg Investment Trust or any other Investment Company as to which the Firm is an investment adviser or sub-adviser.

"Investment Client" means any person with whom the Firm has a contract to perform discretionary investment management services, including any series of an Investment Company.

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

"Investment Company" means a company registered as such under the Investment Company Act of 1940.

"Investment Company Client" means any Investment Company (or series thereof ) as to which the Firm is an investment adviser or investment sub-adviser.

"Policy On Personal Securities Transactions" means the Firm's written policy of that name, as revised from time to time. This Policy can be found in the Firm's Manual of Policies and Procedures.

"Supervised Person" means any director, managing director, officer (or other person occupying a similar status or performing functions similar to any of those persons) and employees, and any other persons who provide advice on behalf of the Firm and who are subject to the Firm's supervision and control.

"Trust" means Thornburg Investment Trust.

"TSC" means Thornburg Securities Corporation.




HISTORY: PROVISIONS PREVIOUSLY APPEARED IN FIRM'S "CODE OF BUSINESS CONDUCT AND ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS," FEBRUARY 1, 2005; PROVISIONS WERE INCORPORATED INTO THIS CODE OF BUSINESS CONDUCT AND ETHICS ON MARCH 21, 2005.


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